Exhibit 16.1

MSPC
Certified Public
Accountants and Advisors
A Professional Corporation
____________________________________________________________________________________________
An independent firm associated with
MOORE STEVENS
International Limited

April 11, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Transax International Limited’s statements included under Item 4.01 of its Form 8-K filed on April 11, 2010 and we agree with such statements concerning our firm.

Very truly yours,

/s/ MSCP
MSCP
Certified Public Accountants and Advisors,
A Professional Corporation

www.mspc-cpa.com
340 North Avenue, Cranford, NJ  07016-2496                                                                           Tel 908 272-7000                                           Fax 908 272-7101
546 5th Avenue, New York, NY  10036-5000                                                                             Tel 212 682-1234                                           Fax 212 687-8846